Exhibit 99.1
Joint Filer Information

Date of Event Requiring Statement:	May 24, 2012

Issuer Name and Ticker or Trading Symbol:	Saratoga Resources, Inc. [SARA]

Designated Filer:	Blackstone / GSO Capital Solutions Fund LP

Other Joint Filers:	Blackstone / GSO Capital Solutions Associates LLC
GSO Holdings I LLC
Blackstone / GSO Capital Solutions Overseas Master Fund L.P.
GSO Capital Partners LP
GSO Advisor Holdings L.L.C.
Mr. Bennett J. Goodman
Mr. J. Albert Smith III
Mr. Douglas I. Ostrover

Addresses:	The address of the principal business and principal office of each of Blackstone/GSO Capital Solutions Fund LP, Blackstone/GSO Capital Solutions Associates LLC, GSO Holdings I LLC, Blackstone / GSO Capital Solutions Overseas Master Fund L.P. GSO Capital Partners LP, GSO Advisor Holdings L.L.C., Bennett J. Goodman, J. Albert Smith III and Douglas I. Ostrover is c/o GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, NY 10154.
Signatures:
Dated: May 29, 2012

Blackstone / GSO Capital Solutions Fund LP
By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Authorized Person

Blackstone / GSO Capital Solutions Associates LLC
By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Authorized Person

GSO Holdings I LLC
By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Authorized Person

Blackstone / GSO Capital Solutions Overseas Master Fund L.P.
By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Authorized Person

GSO Capital Partners LP
By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Authorized Person

GSO Advisor Holdings L.L.C.
By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Authorized Person

Mr. Bennett J. Goodman
By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Attorney-in-Fact

Mr. J. Albert Smith III
By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Attorney-in-Fact

Mr. Douglas I. Ostrover
By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Attorney-in-Fact